Exhibit 10.15a

                 FIRST AMENDMENT TO LEASE AGREEMENT AND CONSENT
                 ----------------------------------------------

     THIS FIRST AMENDMENT TO LEASE AGREEMENT AND CONSENT (this "Amendment"), made this 26th day of March, 1998, by and between CONTINENTAL STEWART WAREHOUSE LIMITED PARTNERSHIP ("Landlord") and JOS. A. BANK CLOTHIERS, INC. ("Tenant"),

                        W I T N E S S E T H    T H A T:

     WHEREAS, Landlord and Tenant are the parties to that certain Lease Agreement, dated May 11, 1994 (the "Lease"), pursuant to which Landlord leased to Tenant 51,062 square feet of space, as shown on Exhibit A-1 to the Lease (the "Premises"), located within a building known as Continental Stewart Warehouse, 4241 Brookhill Road, Baltimore City, Maryland 21215; and

     WHEREAS, Landlord and Tenant have agreed to amend the Lease and enter into certain other agreements as hereinafter set forth,

     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby amend the Lease and agree as follows:

     1. Section 41 of the Lease is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

     41. Early Termination Right. Landlord and Tenant agree that Tenant shall have the one time only right to terminate this Lease prior to its scheduled expiration, provided this Lease is in full force and effect, then free of defaults by Tenant, under the following terms and conditions:

              (a) Tenant shall send written notice to Landlord, certified mail, return receipt requested, notifying Landlord of its intention to exercise its right of early termination, which notice must be received by Landlord on or before September 1, 1999;

              (b) Provided Tenant has vacated the premises and left the premises and Landlord equipment (whatever has not been replaced by Tenant in the interim) in the condition required hereunder pursuant to
              Section 28, at the time of the expiration of the term, this Lease shall be deemed terminated effective February 29, 2000, and neither party shall have any further liability to the other, except Tenant shall remain liable to Landlord for any obligations or liabilities that have accrued up to and including February 29, 2000, which liability shall survive the termination of this lease.

              (c) In the event Tenant shall exercise its early termination right as herein provided, notwithstanding the rental set forth in the WITNESSETH paragraph of this Lease, the monthly installments of rental for the period from September 1, 1999 through February 29, 2000 shall be $17,375.26, except as Landlord and Tenant may otherwise agree.


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     2. Notwithstanding the amendment to Section 41 of the Lease as set forth in paragraph 1 above, in the event Tenant shall lease space in the Bed, Bath and Beyond Shopping Center in Naples, Florida, the monthly installments of rental for the period from September 1, 1999 through February 29, 2000 shall be $14,893.08.

     3. Nothing in paragraphs 1 or 2 above is intended to, or shall, alter the terms and conditions of the Lease with respect to the scheduled August 1, 1999 rental increase. Rental shall be as stated in the Lease except as specifically amended hereby.

     4. Landlord hereby consents to the sublease of the Premises to SourceOne, L.L.C.; provided, however, that in no event shall such consent affect or limit Tenant's continued liability under the Lease.

     Except as specifically amended hereby, the Lease shall remain in full force an effect according to its terms. To the extent of any conflict between the terms of this Amendment and the terms of the remainder of the Lease, the terms of this Amendment shall control and prevail. Capitalized terms used but not defined herein shall have those respective meanings attributed to them in the Lease. This Amendment shall hereafter be deemed a part of the Lease for all purposes.

     IN WITNESS WHEREOF, this Amendment is executed as of the day and year first above written.

WITNESS:                               LANDLORD:

                                       CONTINENTAL STEWART WAREHOUSE
                                       LIMITED PARTNERSHIP

                                       By: Continental Realty Corporation, Agent

/s/: Mary Patricia Baxter              /s/: Gene Parker
_________________________              __________________________
                                       Name: Gene Parker
                                       Title: Vice President

WITNESS:                               TENANT:

                                       JOS. A. BANK CLOTHIERS, INC.

/s/: Charles Frazer                    By: /s/: Timothy F. Finley
_________________________              __________________________
                                       Timothy F. Finley, Chairman and Chief
                                          Executive Officer